================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 25, 2006

                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                  1-14064                        11-2408943
  (State or other         (Commission File Number)            (IRS Employer
   jurisdiction of                                          Identification No.)
   incorporation)

     767 Fifth Avenue, New York, New York                               10153
   (Address of principal executive offices)                           (Zip Code)

               Registrant's telephone number, including area code
                                  212-572-4200



                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
================================================================================

ITEM 2.02 Results of Operations and Financial Condition.

On October 25, 2006, The Estee Lauder Companies Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter ended September 30, 2006. The release includes the Company's estimates related to its fiscal 2007 second quarter and full year net sales and diluted earnings per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01 Other Events.

The Company's Board of Directors declared a dividend of $.50 per share on the Company's Class A and Class B Common Stock payable December 28, 2006 to stockholders of record at the close of business on December 8, 2006. The new annual dividend rate of $.50 per share represents a 25% increase over the previous annual rate of $.40 per share, which was the amount of the last dividend paid by the Company in December 2005.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.               Description
-----------               -----------

    99.1                  Press release dated October 25, 2006 of The Estee
                          Lauder Companies Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE ESTEE LAUDER COMPANIES INC.
Date:  October 25, 2006                By:      /s/Richard W. Kunes
                                          ----------------------------------
                                                   Richard W. Kunes
                                               Executive Vice President
                                              and Chief Financial Officer
                                               (Principal Financial and
                                                  Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------
   99.1          Press release dated October 25, 2006 of The Estee Lauder
                 Companies Inc.

                                                                    EXHIBIT 99.1
The Estee Lauder Companies Inc.                                             News
                                                                        Contact:
                                                             Investor Relations:
                                                                 Dennis D'Andrea
767 Fifth Avenue                                                  (212) 572-4384
New York, NY  10153

                                                                Media Relations:
                                                                    Sally Susman
                                                                  (212) 572-4430

FOR IMMEDIATE RELEASE:

           ESTEE LAUDER COMPANIES REPORTS $.27 EARNINGS PER SHARE FROM
               CONTINUING OPERATIONS IN FISCAL 2007 FIRST QUARTER

                              NET SALES INCREASE 6%

                      BOARD DECLARES 25% DIVIDEND INCREASE

New York, NY, October 25, 2006 - The Estee Lauder Companies Inc. (NYSE: EL) today reported $1.59 billion in net sales for its fiscal first quarter ended September 30, 2006, a 6% increase over the $1.50 billion reported in the prior-year quarter. Excluding the impact of foreign currency translation, net sales rose 5%.

The Company reported net earnings from continuing operations for the quarter ended September 30, 2006 of $58.0 million, compared with $61.8 million last year. Diluted earnings per common share from continuing operations for the quarter were $.27 compared with $.28 reported in the prior year.

Net earnings and diluted earnings per share for the quarter including discontinued operations were essentially flat and increased 4%, respectively, compared with the prior-year quarter.

Separately, the Board of Directors of The Estee Lauder Companies Inc. voted to increase the dividend on the Company's Class A and Class B Common Stock to $.50 per share. The dividend amount represents a 25% increase over the previous annual rate of $.40 per share that was paid in December 2005. The $.50 per share annual dividend will be payable on December 27, 2006 to stockholders of record at the close of business on December 8, 2006.

William P. Lauder, President and Chief Executive Officer said, "This quarter we invested in our fast-moving businesses to accelerate momentum, while prudently controlling costs in other areas. The result was top line growth above the industry average and a better than expected bottom line performance. Beginning the fiscal year on solid footing gives us confidence in our ability to deliver our fiscal 2007 stated objective of $2.00 to $2.10 earnings per share."

Results by Product Category

                                                    Three Months Ended September 30
                                                    -------------------------------
                                                                                                           Percent
(Unaudited; Dollars in millions)           Net Sales            Percent Change         Operating Income    Change
--------------------------------           ---------            --------------         ----------------    ------
                                                            Reported     Local                            Reported
                                        2006       2005       Basis    Currency       2006       2005       Basis
                                        ----       ----       -----    --------       ----       ----       -----

Skin Care...........................  $  567.0   $  523.4      8.3%       7.1%        $ 42.9     $ 38.8     10.6 %
Makeup..............................     646.8      604.9      6.9        6.0           49.9       60.5    (17.5)
Fragrance...........................     289.3      293.2     (1.3)      (2.6)           5.1       (1.0)   100.0+
Hair Care...........................      82.4       70.4     17.0       16.3            3.9        5.3    (26.4)
Other...............................       8.0        5.2     53.8       51.9           (1.4)       1.5   (100.0+)
                                      --------   --------                             ------     ------
   Subtotal.........................   1,593.5    1,497.1      6.4        5.4          100.4      105.1     (4.5)
Special charges related to cost
   savings initiative...............      -          -                                  (0.5)       -
                                      --------   --------                             ------     ------
   Total............................  $1,593.5   $1,497.1      6.4%       5.4%        $ 99.9     $105.1     (4.9)%
                                      ========   ========                             ======     ======


The skin care, makeup and fragrance categories were adversely impacted by fewer department store doors during the current-year quarter as compared to the prior-year quarter resulting from the merger of Federated Department Stores, Inc. (Federated) and The May Department Stores Company (May).

Skin Care
---------

o Net sales of skin care products benefited from the recent launch of Advanced Night Repair Concentrate Recovery Boosting Treatment and the continued success of Resilience Lift Extreme Ultra Firming Cremes by Estee Lauder. Higher sales of products in the 3-Step Skin Care System and Turnaround Concentrate Visible Skin Renewer from Clinique also contributed to growth.
o Lower sales of some existing products, particularly in certain of the Company's core brands, partially offset the increases.
o Operating income increased due to the higher sales, which outpaced the increase in the Company's support spending in this category.

Makeup
------
o Makeup sales for the quarter increased, primarily reflecting solid growth from the Company's makeup artist brands. New product launches, such as Plushglass lip gloss, and M.A.C Viva Glam VI lip products, the proceeds of which are donated to AIDS-related charities, contributed to growth.
o    Challenges in certain core brands partially offset these positive results.
o Makeup operating results decreased, reflecting the challenges faced by certain core brands as mentioned above, the costs associated with the Viva Glam campaigns, and a charge incurred in anticipation of the settlement of an employment matter.

Fragrance
---------
o Fragrance sales decreased moderately compared to the prior year as the fragrance category continues to be challenging, particularly in the United States, reflecting lower sales of Estee Lauder Beyond Paradise and various Clinique and Tommy Hilfiger fragrances.
o The recent launches of DKNY Red Delicious, Pure White Linen by Estee Lauder and Unforgivable by Sean John contributed positively to the category's sales.

o Operating results in the fragrance product category increased, reflecting the Company's effort to balance sales levels with profitability.

Hair Care
---------
o Sales of hair care products and services increased, primarily due to higher sales at Aveda and Bumble and bumble.
o Higher sales at Bumble and bumble were primarily due to strong like-door growth and new points of distribution.
o Aveda net sales growth was due to the recent launch of Color Conserve Strengthening Treatment, gains in products, such as Pure Abundance Potion and Air Control, continued strong demand for professional color products, and the recent acquisition of a distributor.
o Hair care operating income decreased due to spending in support of new distribution points, product launches and the Company's strategic modernization initiative.


Results by Geographic Region
----------------------------
                                                    Three Months Ended September 30
                                                    -------------------------------
                                                                                                           Percent
(Unaudited; Dollars in millions)           Net Sales            Percent Change         Operating Income    Change
--------------------------------           ---------            --------------         ----------------    ------
                                                            Reported     Local                            Reported
                                        2006       2005       Basis    Currency       2006       2005       Basis
                                        ----       ----       -----    --------       ----       ----       -----

The Americas........................  $  900.5   $  881.0      2.2%       1.9%        $ 73.1     $ 80.4     (9.1)%
Europe, the Middle East & Africa....     471.9      417.5     13.0       10.1           18.3       22.4    (18.3)
Asia/Pacific........................     221.1      198.6     11.3       10.7            9.0        2.3    100.0+
                                      --------   --------                             ------     ------
   Subtotal.........................   1,593.5    1,497.1      6.4        5.4          100.4      105.1     (4.5)
Special charges related to cost
   savings initiative...............     -           -                                  (0.5)      -
                                      --------   --------                             ------     ------
   Total............................  $1,593.5   $1,497.1      6.4%       5.4%        $ 99.9     $105.1     (4.9)%
                                      ========   ========                             ======     ======

The Americas
------------
o Net sales for the quarter increased, led by growth in the Company's makeup artist and hair care brands. Strong growth from the Company's online business and solid overall gains in Canada, Latin America and Mexico added to the increase.
o Sales in the region were tempered by decreases in certain core brands, which continue to be challenged by competitive pressures and fewer stores resulting from the consolidation of Federated and May.
o The prior-year period results were weakened by severe weather conditions, as well as rising gas prices which the Company believed adversely influenced consumer spending habits.
o Operating income in the Americas declined from the prior-year quarter as a result of the above-mentioned challenges, along with the Company's strategic investments to further build its new and existing brands. During the quarter, the Company incurred a charge in anticipation of the settlement of an employment matter. Partially offsetting these decreases were higher operating results from various businesses including the Company's makeup artist brands and online, as well as cost-control efforts from certain core brands.

Europe, the Middle East & Africa
--------------------------------
o In constant currency, net sales increased throughout the region. Higher sales were led by the United Kingdom, the Company's travel retail business, Germany, Russia, South Africa and Italy.
o This region was up against an easy comparison to the prior-year quarter when sales decreased 1%, due in part to certain markets that were adversely impacted by temporary disruptions caused by the transition to a new regional inventory center in Belgium.
o Operating profitability declined, primarily due to lower results in France, the United Kingdom, the Company's distributor business and Switzerland, partially offset by improved results in Germany and Italy.
o Although sales increased throughout the region, particularly in the United Kingdom and the Company's travel retail business, the decrease in profitability reflected the Company's continued efforts to support its brands through advertising, merchandising and sampling, as well as higher selling expenses.

Asia/Pacific
------------
o Virtually all countries in the region reported local currency sales increases, with strong double-digit growth in China, Korea and Hong Kong, and solid growth in Australia.
o Operating profit in the region increased substantially, led by improved results in China, and solid growth in Korea and Australia.

Cash Flows
----------
o For the three months ended September 30, 2006, net cash flows used for operating activities from continuing operations were $70.1 million, compared with $61.6 million in the prior-year period.
o The change primarily reflects increases in certain seasonal working capital components.
o Operating cash flow was utilized primarily for the repurchase of shares of the Company's Class A Common Stock, capital investments and the purchase of the remaining interest in the Bumble and bumble companies.

Estimate of Fiscal 2007 Second Quarter and Full Year
----------------------------------------------------

Second Quarter
--------------
o Net sales are expected to grow between 6% and 8% in constant currency, and the foreign currency translation impact is expected to add approximately 2% on a reported basis.
o Diluted earnings per share from continuing operations are projected to be between $.73 and $.78.

Full Year
---------
o Net sales continue to be expected to grow between 5% and 7% in constant currency.
o Foreign currency translation impact is expected to be a 1% benefit versus the prior year period.
o Diluted earnings per share from continuing operations continues to be projected between $2.00 and $2.10, including eight cents per share impact related to the Federated store closures.

o On a product category basis, in constant currency, sales in hair care and makeup are expected to be the leading sales growth categories, followed by skin care and fragrance.
o Geographic region net sales growth in constant currency is expected to be led by Asia/Pacific and Europe, the Middle East & Africa, followed by the Americas.
o The Company expects to deliver approximately $30 million in incremental savings in the current fiscal year ending June 30, 2007, under its cost savings initiative implemented in fiscal 2006.
o Full fiscal year 2007 estimate includes $50 million of net sales and six cents diluted earnings per share related to the Company's business in the Lord & Taylor retail chain, which was recently sold by Federated. If as a result of the sale, store closures within this chain take place during the fiscal year, such closures will reduce the Company's fiscal 2007 results.

Forward-Looking Statements
--------------------------
The forward-looking statements in this press release, including those containing words like "expect," "believe," "planned," "may," "could," "should," "anticipate," "estimate," "projected," those in Mr. Lauder's remarks and those in the "Estimate of Fiscal 2007 Second Quarter and Full Year" section involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (1) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (2) the Company's ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in core brands, including gift with purchase, and in the Company's fragrance business;
     (3) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products and destocking, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (4)  destocking by retailers;
     (5) the success, or changes in timing or scope, of new product launches and the success, or changes in the timing or scope, of advertising, sampling and merchandising programs;
     (6) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (7) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (8) changes in the laws, regulations and policies (including the interpretation and enforcement thereof) that affect, or will affect, the Company's business, including those relating to its products, changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;
     (9) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (10) changes in global or local conditions, including those due to natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase the Company's products while traveling, the financial strength of the Company's customers or suppliers, the Company's operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the cost and availability of raw materials and the assumptions underlying the Company's critical accounting estimates;
     (11) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories) or at the Company's distribution and inventory centers;

     (12) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company sells its products and the costs associated with the Company's other facilities;
     (13) changes in product mix to products which are less profitable;
     (14) the Company's ability to acquire, develop or implement new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (15) the Company's ability to capitalize on opportunities for improved efficiency, such as publicly-announced cost-savings initiatives and the success of Stila under new ownership, and to integrate acquired businesses and realize value therefrom;
     (16) consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation;
     (17) the timing and impact of acquisitions and divestitures, which depend on willing sellers and buyers, respectively; and
     (18) additional factors as described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

     The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good Skin(TM), Donald Trump The Fragrance, Grassroots, Sean John, Missoni and Daisy Fuentes.

An electronic version of this release can be found at the Company's website, www.elcompanies.com.
-------------------

                                - Tables Follow -

                         THE ESTEE LAUDER COMPANIES INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS
                 (Unaudited; In millions, except per share data)

                                                              Three Months Ended
                                                                 September 30
                                                                 ------------        Percent
                                                                2006       2005      Change
                                                                ----       ----      ------
Net Sales.................................................     $1,593.5   $1,497.1     6.4 %

Cost of sales.............................................        428.1      419.5
                                                               --------   --------
Gross Profit..............................................      1,165.4    1,077.6     8.1 %
                                                               --------   --------
       Gross Margin.......................................         73.1%      72.0%

Operating expenses:
   Selling, general and administrative....................      1,065.0      972.5
   Special charges related to cost savings initiative.....          0.5         -
                                                               --------   --------
                                                                1,065.5      972.5     9.6 %
                                                               --------   --------
       Operating Expense Margin...........................         66.9%      65.0%

Operating Income..........................................         99.9      105.1    (4.9)%
       Operating Income Margin............................          6.2%       7.0%

Interest expense, net.....................................          6.7        5.6
                                                               --------   --------
Earnings before Income Taxes, Minority Interest
  and Discontinued Operations.............................         93.2       99.5    (6.3)%
Provision for income taxes................................         33.4       35.8
Minority interest, net of tax.............................         (1.8)      (1.9)
                                                               --------   --------
Net Earnings from Continuing Operations...................         58.0       61.8    (6.1)%

Discontinued operations, net of tax (A)...................          0.3       (3.3)
                                                               --------   --------
Net Earnings..............................................     $   58.3   $   58.5    (0.3)%
                                                               ========   ========

Basic net earnings per common share:
   Net earnings from continuing operations................     $    .28   $    .28    (1.8)%
   Discontinued operations, net of tax....................          .00       (.02)
                                                               --------   --------
   Net earnings...........................................     $    .28   $    .26     4.2 %
                                                               ========   ========

Diluted net earnings per common share:
   Net earnings from continuing operations................     $    .27   $    .28    (1.4)%
   Discontinued operations, net of tax....................          .00       (.02)
                                                               --------   --------
   Net earnings...........................................     $    .27   $    .26     4.2 %
                                                               ========   ========

Weighted average common shares outstanding:
   Basic..................................................        211.1      220.6
   Diluted................................................        213.6      223.6

(A) On September 30, 2005, the Company committed to a plan to sell certain assets and operations of its reporting unit that marketed and sold Stila brand products. On April 10, 2006, the Company completed the sale. As such, $0.3 million of income and $3.3 million of loss, both net of tax, for the three months ended September 30, 2006 and 2005, respectively, are reflected as discontinued operations in the statements of earnings. The current year income resulted from the Company providing certain transitional distribution and online services as well as the manufacture and sale to the purchaser of a limited range of products. In addition, the Company provided transitional services related to certain information systems, accounting and other back office services to the purchaser in exchange for monthly service fees designed to recover the estimated costs of providing these transition services. Transitional services are expected to conclude in fiscal 2007.


                                          THE ESTEE LAUDER COMPANIES INC.

                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (Unaudited; In millions)

                                                                         September 30       June 30        September 30
                                                                             2006             2006             2005
                                                                             ----             ----             ----
                                                      ASSETS
Current Assets
Cash and cash equivalents..............................................    $  180.7         $  368.6         $  389.5
Accounts receivable, net...............................................       980.1            771.2            915.2
Inventory and promotional merchandise, net.............................       834.0            766.3            814.8
Prepaid expenses and other current assets..............................       276.6            270.8            232.1
Assets related to discontinued operations..............................          -                 -            127.8
                                                                           --------         --------         --------
     Total Current Assets..............................................     2,271.4          2,176.9          2,479.4
                                                                           --------         --------         --------

Property, Plant and Equipment, net.....................................       775.8            758.0            690.8
Other Assets  .........................................................       898.8            849.2            797.5
                                                                           --------         --------         --------
     Total Assets......................................................    $3,946.0         $3,784.1         $3,967.7
                                                                           ========         ========         ========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term debt........................................................    $  204.4         $   89.7         $  253.6
Accounts payable.......................................................       303.9            264.5            255.1
Other current liabilities..............................................     1,132.1          1,084.0          1,025.3
Liabilities related to discontinued operations.........................          -                 -              6.4
                                                                           --------         --------         --------
Total Current Liabilities..............................................     1,640.4          1,438.2          1,540.4
                                                                           --------         --------         --------

Noncurrent Liabilities
Long-term debt.........................................................       438.6            431.8            444.9
Other noncurrent liabilities and minority interest.....................       278.3            291.8            248.8
Total Stockholders' Equity.............................................     1,588.7          1,622.3          1,733.6
                                                                           --------         --------         --------
     Total Liabilities and Stockholders' Equity........................    $3,946.0         $3,784.1         $3,967.7
                                                                           ========         ========         ========




                                              SELECTED CASH FLOW DATA
                                             (Unaudited; In millions)
                                                                                                   Three Months Ended
                                                                                                     September 30
                                                                                                     ------------
                                                                                                   2006         2005
                                                                                                   ----         ----
Cash Flows from Operating Activities
   Net earnings.........................................................................        $  58.3     $   58.5
   Depreciation and amortization........................................................           50.9         47.2
   Deferred income taxes................................................................           (6.0)        (9.8)
   Other items..........................................................................           17.8         14.6
   Changes in operating assets and liabilities:
       Increase in accounts receivable, net.............................................         (209.2)      (144.8)
       Increase in inventory and promotional merchandise, net...........................          (68.8)       (57.6)
       Increase in accounts payable and other accrued liabilities.......................          102.2         48.7
       Other operating assets and liabilities, net......................................          (15.3)       (18.4)
                                                                                                -------     --------
         Net cash flows used for operating activities of continuing operations..........        $ (70.1)    $  (61.6)
                                                                                                =======     ========

   Capital expenditures.................................................................        $  67.3     $   45.9
   Payments to acquire treasury stock...................................................          110.5         71.1


                                                       # # #